EXHIBIT 4(a)




                                   CERTIFICATE



      I, Otto B Gerlach III, Assistant Secretary of American General

   Corporation, a Texas corporation (the "Company"), hereby certify that attached hereto is a true copy of resolutions duly adopted by a duly authorized and appointed committee of the Board of Directors of the Company at a meeting duly called and held on June 21, 1995, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended, modified or rescinded and remain in full force and effect.



      IN WITNESS WHEREOF, I have hereunto signed my name.



   Dated:  June 23, 1995





                                          /S/ OTTO B GERLACH III
                                          Otto B Gerlach III
                                          Assistant Secretary

   American General Corporation

   Date:    June 21, 1995

   Subject: Meeting of Terms Committee (Messrs. Hook, Tuerff and Devlin)

   Purpose: The purpose of these resolutions is to authorize a shelf takedown for the issuance of $150,000,000 aggregate principal amount of 6 3/4% Notes Due 2005

                      RESOLUTIONS REGARDING SHELF TAKEDOWN

            WHEREAS, at a meeting on March 16, 1995, the Board of Directors of American General Corporation (the "Company") authorized the creation, issuance and sale of up to $1,250,000,000 aggregate public offering price of securities (the "Shelf Securities"); and

            WHEREAS, the Company, American General Delaware, L.L.C. and American General Capital, L.L.C. filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 33-58317, 33-58317-01 and 33-58317-02), as amended by
   Amendment No. 1 on April 24, 1995, Amendment No. 2 on May 1, 1995, Amendment No. 3 on May 10, 1995, Amendment No. 4 on May 17, 1995, Amendment No. 5 on May 22, 1995 and Amendment No. 6 on May 23, 1995 (such
   Registration Statement, together with all amendments thereto, being referred to herein as the "Registration Statement"), which Registration Statement as so amended was declared effective by the Commission on May 23, 1995;

                           1.  Prospectus Supplement.

      NOW, THEREFORE, BE IT RESOLVED, that the Chairman, the Vice Chairman, the President or any Vice President (any reference to a Vice President of the Company in these resolutions shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President" and any terms used herein but not defined herein shall have the meanings given to them in the Senior Indenture referred to below) of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to sign as required and cause to be filed with the Commission any and all amendments (including, without limitation, post-effective amendments) to the Registration Statement, any prospectus supplements, including, without limitation, a prospectus supplement describing the terms and provisions of the Notes, as such term is defined below, and the offer and sale thereof, and any additional documents which any such officer may deem necessary or desirable, such amendments and such documents to be in such forms as the officer executing or filing the same shall approve, such approval to be conclusively evidenced by his execution or filing thereof; and be it

                    2.  Authorization of Indenture and Notes.

      FURTHER RESOLVED, that the form, terms and provisions of the Senior Indenture, dated as of May 15, 1995 (such Senior Indenture as executed and delivered being herein referred to as the "Indenture"), between the Company and Chemical Bank, as Trustee, providing for the issuance of Securities of the Company in one or more series, as authorized by this Terms Committee of the Board of Directors of the Company or pursuant to a supplemental indenture from time to time, in the executed form submitted to this meeting be, and the same hereby are, approved and authorized; and the action of officers of the Company in executing and delivering the Indenture is hereby ratified, confirmed and approved; and be it

      FURTHER RESOLVED, that, upon receipt of the purchase price therefor hereinafter specified, the Company issue, sell and deliver $150,000,000 aggregate principal amount of its 6 3/4% Notes Due 2005 (the "Notes"), to be issued as Registered Securities pursuant to the Indenture; and be it

      FURTHER RESOLVED, that all references in the definitions in the Indenture to the terms "Security" or "Securities" shall be deemed to and shall include the Notes; and be it

                               3.  Terms of Notes.

      FURTHER RESOLVED, that the Notes shall mature and the unpaid principal thereon shall be payable on June 15, 2005; and be it

      FURTHER RESOLVED, that the rate per annum at which interest shall be payable on the Notes is hereby fixed at 6 3/4%, that interest on the Notes shall accrue beginning June 26, 1995, that interest shall be payable semi-annually on the Notes on June 15 and December 15 each year beginning December 15, 1995, and that the Regular Record Date for the payment of such interest shall be the June 1 or December 1 immediately preceding each such June 15 or December 15, as the case may be, and otherwise as provided in the Indenture; and be it

      FURTHER RESOLVED, that no sinking fund shall be provided for the Notes and that the Notes shall not be redeemable at the option of the Company or repayable at the option of the holders thereof prior to maturity; and be it

      FURTHER RESOLVED, that the purchase price for the Notes to be paid to the Company by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Underwriter of the Notes (the "Underwriter"), pursuant to the Pricing Agreement relating thereto hereinafter referred to, including the Underwriting Agreement attached thereto, shall be 99.553% of the principal amount of the Notes, plus accrued interest, if any, from June 26, 1995; and be it

      FURTHER RESOLVED, that the initial price to the public of the Notes shall be 100% of the principal amount of the Notes, plus accrued interest, if any, from June 26, 1995; and be it

      FURTHER RESOLVED, that pursuant to Section 203 of the Indenture, the Notes are to be issuable in permanent global form without coupons, that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges and that the U.S.

   Depository with respect to the Notes shall initially be The Depository Trust Company; and be it

      FURTHER RESOLVED, that Section 1009 of the Indenture, relating to defeasance of certain obligations, shall be applicable to the Notes; and be it

      FURTHER RESOLVED, that the form, terms and provisions relating to the Notes to be established pursuant to Section 301 of the Indenture, and the form of Note relating thereto to be established pursuant to Section 201 of the Indenture, submitted to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof, be, and they hereby are, approved; and be it

                  4.  Officers' Certificate and Company Order.

      FURTHER RESOLVED, that the Chairman, the Vice Chairman, the President or any Vice President, together with the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company be, and they hereby are, authorized and empowered, in the name and on behalf of the Company, to execute, seal, acknowledge and deliver an Officers' Certificate and a Company Order relating to the Notes pursuant to Sections 301 and 303 of the Indenture, in such forms and in such number of counterparts as the officers so acting shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

                         5.  Paying Agent and Registrar.

      FURTHER RESOLVED, that Chemical Bank be, and it hereby is, designated and appointed Paying Agent with respect to the Notes at its Corporate Trust Office pursuant to Section 1002 of the Indenture; and be it

      FURTHER RESOLVED, that Chemical Bank shall also serve as Security Registrar for the Notes and, in accordance with Section 1002 of the Indenture, notices or demands to or upon the Company in respect of the Notes may be presented at the Corporate Trust Office referred to in the Indenture; and be it

                             6.  Execution of Notes.

      FURTHER RESOLVED, that the Chairman, the Vice Chairman, the President or any Vice President of the Company be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver under the corporate seal attested to by the Treasurer or Secretary of the Company or one of its Assistant Treasurers or Assistant Secretaries the Notes as authorized above in substantially such form, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officers executing the same shall approve, the approval of such officers to be conclusively evidenced by their execution and delivery thereof; and be it

                             7.  Pricing Agreement.

      FURTHER RESOLVED, that the form, terms and provisions of the Pricing Agreement, including the Underwriting Agreement attached thereto, relating to the Notes, between the Company and the Underwriter, copies of which Pricing Agreement were submitted to this meeting, be, and they hereby are, approved, and the Chairman, the Vice Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, a Pricing Agreement relating to the Notes in substantially the form presented to this meeting, completed in accordance with the foregoing resolutions and with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, the approval of such officer to be conclusively evidenced by his execution and delivery thereof (such Pricing Agreement, as executed and delivered, being herein referred to as the "Pricing Agreement"); and be it

                         8.  Letter of Representations.

      FURTHER RESOLVED, that the form, terms and provisions of the Letter of Representations relating to certain matters arising in connection with the issuance of the Notes, among the Company, the Trustee and The Depository Trust Company, copies of which Letter of Representations were submitted to this meeting, be, and they hereby are, approved, and the Chairman, the Vice Chairman, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and each of them hereby is, authorized and empowered, in the name and on behalf of the Company, to execute and deliver, in such number of counterparts as the officer so acting deems advisable, the Letter of Representations in substantially the form presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution and delivery thereof; and be it

                               9.  Miscellaneous.

      FURTHER RESOLVED, that each of the officers of the Company be, and each of them acting alone hereby is, authorized and empowered, in the name and on behalf of the Company, to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, indentures, undertakings, documents, instruments or certificates and otherwise to take, or cause to be taken, any and all action which such officer may deem necessary or desirable to carry out the purposes and intent of the foregoing resolutions and to perform, or cause to be performed, the obligations of the Company under the Notes, the Indenture, the Pricing Agreement and the Letter of Representations; and be it

      FURTHER RESOLVED, that any and all action heretofore taken by any officer or officers of the Company within the terms or in furtherance of these resolutions is hereby approved, ratified and confirmed.